UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2014

EBIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 3200, Atlanta, Georgia		30328
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 281-2020

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Appointment of and Compensatory Arrangements of Certain Officers.

On March 18, 2014, the board of directors (“Board of Directors”) of Ebix, Inc. (the “Company”), based on the recommendation of its Compensation Committee, unanimously approved certain compensation matters for the Company’s named executive officers as set forth below.

Equity Awards

The Company awarded the following grants of restricted stock under the Company’s 2010 Equity Incentive Plan (“2010 Plan”):

Name and Title	Number of Shares of Restricted Stock
Robert F. Kerris, SVP and Chief Financial Officer	14,535
Graham Prior, SVP International Business and Intellectual Property	14,535
Leon d’Apice, Managing Director – EBIX Australia	14,535
James Senge, Sr., SVP – EBIX Health	8,721

The shares of restricted stock awarded to each of the named executive officers under the 2010 Plan vests over a three-year period. The first one-third of these awards vest after one year on March 18, 2015. The remaining two-thirds vest in quarterly installments thereafter, with the first quarterly installment vesting on June 18, 2015.

CFO Compensation

Upon the recommendation of the Compensation Committee, the Board of Directors also increased the base salary of Mr. Kerris to $225,000 per year, effective April 1, 2014, from $175,000 per year and determined that it was appropriate to award Mr. Kerris a one-time special cash bonus of $100,000 for his exemplary service during the 2013 fiscal year.

Revised Titles and Promotions

Effective April 1, 2014, the following named officers shall serve as officers of EBIX in the following capacities:

Robert F. Kerris shall serve as Executive Vice President and Chief Financial Officer.

Graham Prior shall serve as Executive Vice President International Business and Intellectual Property.

Leon d’Apice shall serve as Executive Vice President and Managing Director – EBIX Australia.

[Rest of Page Intentionally Blank. Signature on following Page.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

By:	/s/ Robert Kerris
Name: Robert Kerris
Title: Chief Financial Officer & Corporate Secretary

Dated: March 21, 2014